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Exhibit 3.1

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

EV3 INC.

        ev3 Inc., a corporation (the "Corporation") organized and existing under the laws of the State of Delaware hereby certifies:

        First: The name of the Corporation is ev3 Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on January 28, 2005.

        Second: Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware (the "DGCL"), the Amended and Restated Certificate of Incorporation restates and integrates and amends the provisions of the Certificate of Incorporation of the Corporation.

        Third: This Amended and Restated Certificate of Incorporation was duly adopted by the written consent of the Board of Directors of the Corporation and by the written consent of stockholders in accordance with the applicable provisions of Sections 141, 228, 242 and 245 of the DGCL.

        Fourth: The text of the Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby incorporated by reference herein.

        IN WITNESS WHEREOF, ev3 Inc. has caused this Amended and Restated Certificate of Incorporation to be executed by the undersigned officer, thereunto duly authorized this 10th day of June, 2005.

ev3 Inc.

/s/ JAMES M. CORBETT By: James M. Corbett Title: President and Chief Executive Officer

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

ev3 Inc.

ARTICLE I

NAME

        The name of the corporation is ev3 Inc. (the "Corporation").

ARTICLE II

PERIOD OF DURATION

        The Corporation shall exist perpetually unless dissolved in accordance with applicable law.

ARTICLE III

PURPOSE; REGISTERED AGENT

        The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the "DGCL"). The address of the Corporation's registered agent in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

ARTICLE IV

CAPITAL STOCK

SECTION 1: Authorized Stock.

        The Corporation is authorized to issue two classes of stock which shall be designated "Common Stock" and "Preferred Stock." The aggregate number of shares of stock which the Corporation shall have authority to issue is (A) one hundred million (100,000,000) shares of common stock with a par value of $0.01 per share ("Common Stock") and (B) one hundred million (100,000,000) shares of preferred stock with a par value of $0.01 per share ("Preferred Stock"). The board of directors of the Corporation (the "Board of Directors") is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock from time to time in one or more series, and by filing a certificate pursuant to the applicable law of the State of Delaware (a "Certificate of Designation"), each of which series of Preferred Stock shall have such distinctive designation or title and such number of shares as shall be fixed by the Board of Directors prior to the issuance of any shares thereof. Each such series of Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof pursuant to the authority hereby expressly vested in it. The Board of Directors is further authorized to increase or decrease (but not below the number of shares outstanding) the number of any series of Preferred Stock subsequent to the issuance of shares of that series. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of which they had prior to the adoption of the resolution originally fixing the number of shares of such series. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock or as otherwise provided herein, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes.

        All shares when issued shall be fully paid and nonassessable.

SECTION 2. Voting Rights.

        Except as otherwise provided herein or in a Certificate of Designation, voting power for the election of directors and for all other purposes shall be vested exclusively in the holders of the Common Stock. Except as otherwise provided herein or in a Certificate of Designation, at every meeting of stockholders of the Corporation each holder of Common Stock shall be entitled to one vote in person or by proxy in respect of each share of Common Stock held of record on all matters submitted to a vote of stockholders.

SECTION 3. Dividends.

        Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time, the holders of Common Stock shall be entitled to receive dividends when and as declared out of funds legally available therefor at such times and in such amounts as the Corporation's Board of Directors may determine in its sole discretion. Holders of shares of Common Stock shall be entitled to share equally, share for share, in such dividends.

SECTION 4. Liquidation

        Subject to the preferences applicable to any series of Preferred Stock, if any, outstanding at any time and in the event of any liquidation, dissolution or winding up of the Corporation, voluntarily or involuntarily, the remaining assets of the Corporation available for distribution to stockholders shall be distributed equally per share to the holders of Common Stock irrespective of class, in proportion to the number of shares held by them.

SECTION 5. Action Without a Meeting

        Any action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

ARTICLE V

BOARD OF DIRECTORS

SECTION 1: Number

        The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The number of directors which shall constitute the whole Board of Directors of the Corporation shall be specified in the bylaws of the Corporation subject to this Article V. Election of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.

SECTION 2: Classification

        Upon the effectiveness of this Amended and Restated Certificate of Incorporation by filing this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the "Effective Time"), the Board of Directors shall be divided into three classes to be designated as Class I, Class II and Class III. The number of directorships shall be apportioned among the classes so as to maintain the classes as nearly equal in number as possible. The Board of Directors, by resolution, shall designate the class in which each of the directors then in office shall serve upon such classification. The terms of office of the classes of directors so designated by the Board of Directors shall expire at the times of the annual meetings of the stockholders as follows: Class I on the first annual meeting of stockholders following the Effective Time, Class II on the second annual meeting following the Effective Time and Class III on the third annual meeting following the Effective Time, or thereafter in each case when their respective successors are elected and qualified. At subsequent annual elections, the directors chosen to succeed those whose terms are expiring shall be identified as being of the same class as the directors whom they succeed, and shall be elected for a term ending at the time of the third succeeding annual meeting of stockholders, or thereafter in each case when their respective successors are elected and qualified.

        In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible.

SECTION 3: Removal of Directors

        Subject to the rights of the holders of any series of Preferred Stock, directors may be removed from office only for cause upon the affirmative vote of the holders of at least a majority of the total voting power of the then outstanding shares of Common Stock entitled to vote in an election of directors voting together as a single class.

SECTION 4: Vacancies

        Subject to the rights of holders of any series of Preferred Stock, vacancies on the Board of Directors resulting from death, resignation, removal, disqualification or other cause, and newly created directorships resulting from any increase in the number of directors on the Board of Directors, shall be filled only by the affirmative vote of a majority of the remaining directors then in office (even though less than a quorum) or by the sole remaining director. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the vacancy occurred or to which the new directorship is apportioned, and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director, except as may be provided in a Certificate of Designation for a class of Preferred Stock.

ARTICLE VI

INDEMNIFICATION

SECTION 1: Power to Indemnify

        The Corporation shall indemnify to the fullest extent authorized or permitted under and in accordance with the laws of the State of Delaware (as now or hereafter in effect) any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, trustee, employee or agent of or in any other capacity with another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

SECTION 2: Expenses

        Expenses incurred in defending a civil or criminal action, suit or proceeding shall (in the case of any action, suit or proceeding against a director of the Corporation) or may (in the case of any action, suit or proceeding against an officer, trustee, employee or agent) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI.

SECTION 3: Miscellaneous

        This indemnification and other rights set forth in this Article VI shall not be exclusive of any provisions with respect thereto in the bylaws or any other contract or agreement between the Corporation and any officer, director, employee or agent of the Corporation.

        Neither the amendment nor repeal of any paragraph of this Article VI, nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with any paragraph of this Article VI, shall eliminate or reduce the effect of any paragraph of this Article VI in respect of any matter occurring before such amendment, repeal or adoption of an inconsistent provision or in respect of any cause of action, suit or claim relating to any such matter which would have given rise to a right of indemnification or right to receive expenses pursuant to any paragraph of this Article VI, if such provision had not been so amended or repealed or if a provision inconsistent therewith had not been so adopted.

        The Corporation shall have the power to indemnify its other agents as set forth in the DGCL.

ARTICLE VII

LIMITATION OF LIABILITY

        To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its stockholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 174 of the DGCL; or (iv) any transaction from which the director directly or indirectly derived an improper personal benefit. If the DGCL is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of this Article VII shall not adversely affect any right or protection of a director of the Corporation under this Article VII, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article VII, prior to such repeal or modification.

ARTICLE VIII

RIGHT TO AMEND CERTIFICATE OF INCORPORATION

        The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provisions contained herein, and other provisions authorized by the laws of the State of Delaware at the time in force and effect may be amended or inserted, in the manner now or hereafter prescribed by law, and all rights, preferences, privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by or pursuant to this Certificate of Incorporation in its present form or as hereafter amended or granted subject to the rights reserved in this Article.

ARTICLE IX

BYLAWS

        In furtherance and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the holders of at least a majority of the outstanding shares entitled to vote for the Board of Directors, provided that an amendment to Sections 2.02, 2.03, 2.04, 3.11 and 9.01 of the bylaws of the Corporation shall require the consent of the holders of at least two-thirds of the outstanding shares entitled to vote for the Board of Directors, or by a majority of the Board of Directors.

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  Exhibit 3.1
ARTICLE I NAME
ARTICLE II PERIOD OF DURATION
ARTICLE III PURPOSE; REGISTERED AGENT
ARTICLE IV CAPITAL STOCK
ARTICLE V BOARD OF DIRECTORS
ARTICLE VI INDEMNIFICATION
ARTICLE VII LIMITATION OF LIABILITY
ARTICLE VIII RIGHT TO AMEND CERTIFICATE OF INCORPORATION
ARTICLE IX BYLAWS